EXHIBIT 10.17

Uncommitted Line of Credit Agreement

This Uncommitted Line of Credit Agreement (as amended, restated or otherwise modified from time to time, this “Agreement”), dated as of September 27, 2011, is between Raymond James Financial, Inc. (the “Borrower”) and Fifth Third Bank, an Ohio banking corporation (the “Lender”).

The Borrower and the Lender hereby agree as follows:

              1.The Lender agrees to consider from time to time, from the Effective Date (as defined in Section 7) until September 26, 2012 (such date, or any earlier date pursuant to Section 11, being the “Termination Date”), the Borrower’s requests that the Lender make advances (“Advances”) to it in an aggregate amount not to exceed $50,000,000.00 at any one time outstanding. The proceeds of the Advances are to be used for general corporate purposes.  This Agreement is not a commitment to lend but rather establishes an uncommitted credit facility and sets forth the procedures to be used in connection with the Borrower’s requests for the Lender’s making of Advances to the Borrower from time to time on or prior to the Termination Date and, if the Lender makes Advances to the Borrower hereunder, the Borrower’s obligations to the Lender with respect thereto.

       All Advances shall be made against and evidenced by the Borrower’s promissory note payable to the Lender in the principal amount of $50,000,000.00, such note to be in the form of Exhibit A attached hereto (the “Note”).  The Lender agrees that, notwithstanding the principal amount of the Note stated on its face, the Note shall evidence only the actual unpaid principal balance of Advances made hereunder.  The Borrower agrees that in any action or proceeding instituted to collect or enforce collection of the Note, the amount shown as owing the Lender on its records shall be prima facie evidence of the unpaid balance of principal and interest on the Note.

              2.Each request by the Borrower to the Lender for an Advance will be given not later than 11:00 a.m. (Eastern Time) on the date (or, with respect to Advances of LIBOR Portions, as defined below, three days prior to such date) of such proposed Advance.  Each request will specify (i) the date on which the Borrower wishes the Advance to be made (which will be a day of the year which is a Business Day, as defined below), (ii) the amount it wishes to borrow (which will be in the amount of $1,000,000 or an integral multiple thereof) and (iii) whether the Advance will be part of the Base Rate Portion or will be a LIBOR Portion, each as defined below.  Notwithstanding anything to the contrary herein, the Borrower may not select any LIBOR Portion if its Interest Period would end after the Termination Date.  Whenever the last day of an Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period will be extended to occur on the next succeeding Business Day and any such extension shall be included in computing interest under this Agreement.  If the Lender agrees, in its sole discretion, to make such Advance, it will make such funds available to the Borrower in same day funds by crediting the account maintained with the Lender that is specified by the Borrower prior to the making of such Advance.

              3. The Borrower will repay the principal amount of each Advance on the earlier to occur of DEMAND and, with respect to LIBOR Portions, the last day of the Interest Period for such Advance, together with accrued interest thereon.  The Borrower may prepay any Advance made to it in whole or in part on any Business Day, provided that (i) the Borrower has given the Lender at least three Business Days’ irrevocable written notice of such prepayment (and on the date specified for such prepayment in such notice, the Borrower will prepay the amount of the Advance to be prepaid, together with accrued interest thereon to the date of prepayment and any other amounts payable by the Borrower pursuant to Section 15), and (ii) each partial prepayment will be in a principal amount of at least $1,000,000.

              4.(a) The outstanding principal balance of the Advances (the principal balance of the Advances bearing interest at the same rate for the same period of time being hereinafter referred to as a “Portion”) shall bear interest, at the Borrower’s election subject to the terms and conditions hereof, with reference to the Base Rate (the “Base Rate Portion”) or, with reference to an Adjusted LIBOR (“LIBOR Portions”).  Subject to the terms and conditions hereof, Portions may be converted from time to time from one basis to another.  All principal of the Advances that bears interest with reference to a particular Adjusted LIBOR for a particular Interest Period shall constitute a single LIBOR Portion.  All principal of the Advances that is not part of a LIBOR Portion shall constitute a single Base Rate Portion.  There shall not be more than 6 LIBOR Portions outstanding at any one time.  Anything contained herein to the contrary notwithstanding, no LIBOR Portion shall be created, continued or effected by conversion after any demand for payment of the Advances or any non-compliance by the Borrower with any of the terms or conditions of this Agreement.  The Borrower hereby promises to pay interest on each Portion at the rates and times specified herein.  The interest rate payable under this Agreement shall be subject, however, to the limitation that such interest rate shall never exceed the highest rate that the Borrower may contract to pay under applicable law.

              (b)The Base Rate Portion shall bear interest at the rate per annum equal to the Base Rate as in effect from time to time, provided that if the Base Rate Portion or any part thereof is not paid when due (whether by demand or otherwise), such Portion shall bear interest, whether before or after judgment, until payment in full thereof at the rate per annum determined by adding 2.0% to the interest rate which would otherwise be applicable thereto.  Interest on the Base Rate Portion shall be payable monthly in arrears on the first day of each calendar month in each year; and interest shall also be due and payable upon demand.

              (c)Each LIBOR Portion shall bear interest for each Interest Period selected therefor at a rate per annum determined by adding 1.45% to the Adjusted LIBOR for such Interest Period, provided that if any LIBOR Portion is not paid when due (whether by demand or otherwise), such Portion shall bear interest, whether before or after judgment, until payment in full thereof through the end of the Interest Period then applicable thereto at the rate per annum determined by adding 2.0% to the interest rate which would otherwise be applicable thereto, and effective at the end of such Interest Period such LIBOR Portion shall automatically be converted into and added to the Base Rate Portion and shall thereafter bear interest at the interest rate applicable to the Base Rate Portion after default.  Interest on each LIBOR Portion shall be due and payable on the last day of each Interest Period applicable thereto; and interest shall also be due and payable upon demand.  The Borrower shall notify the Lender on or before 11:00 a.m. (Eastern time) on the third Business Day preceding the end of an Interest Period applicable to a LIBOR Portion whether such LIBOR Portion is to continue as a LIBOR Portion; and in the event the Borrower shall fail to so notify the Lender, such LIBOR Portion shall automatically be converted into and added to the Base Rate Portion as of and on the last day of such Interest Period.

              (d)Manner of Rate Selection.

(i)                LIBOR Portions.  The Borrower shall notify the Lender by 11:00 a.m. (Eastern time) at least 3 Business Days prior to the date upon which the Borrower requests that any LIBOR Portion be created or that any part of the Base Rate Portion be converted into a LIBOR Portion (each such notice to specify in each instance the amount thereof).  If any request is made to convert a LIBOR Portion into the Base Portion, such conversion shall only be made so as to become effective as of the last day of the Interest Period applicable thereto.

(ii)              Interest Rate Selections.  All requests for the creation, continuance and conversion of LIBOR Portions under this Agreement shall be irrevocable.  Such requests may be written or oral and the Lender is hereby authorized to honor telephonic requests for creations, continuances and conversions received by it from any person the Lender in good faith believes to be the Borrower, or any of its Designated Officers, without the need of independent investigation, the Borrower hereby indemnifying the Lender from any liability or loss ensuing from so acting.

(e)        Definitions.  For purposes of this Agreement, the following terms shall have the following meanings:

“Adjusted LIBOR” means a rate per annum determined by the Lender in accordance with the following formula:

Adjusted LIBOR =                                           LIBOR
         1-Reserve Percentage

“Reserve Percentage” means the maximum reserve percentage, expressed as a decimal, at which reserves (including, without limitation, any emergency, marginal, special, and supplemental reserves) are imposed by the Board of Governors of the Federal Reserve System (or any successor) on “eurocurrency liabilities”, as defined in such Board’s Regulation D (or any successor thereto), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto.  For purposes of this definition, the relevant Portions of the Advances shall be deemed to be “eurocurrency liabilities” as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D. The Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.  “LIBOR” means, for each Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Lender at 11:00 a.m. (London, England time) 2 Business Days before the beginning of such Interest Period by 3 or more major banks in the interbank eurodollar market selected by the Lender for a period equal to such Interest Period and in an amount equal or comparable to the applicable LIBOR Portion scheduled to be outstanding from the Lender during such Interest Period.  “LIBOR Index Rate” means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the LIBOR Page as of 11:00 a.m. (London, England time) on the day 2 Business Days before the commencement of such Interest Period.  “LIBOR Page” means the display on the Bloomberg LP service quoting the London InterBank Offered Rates on U.S. Dollar deposits (or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for U.S. Dollar deposits).  Each determination of LIBOR made by the Lender shall be conclusive and binding for all purposes absent manifest error.

“Base Rate” means, for any day, the rate per annum equal to the greatest of:  (a) the rate of interest announced or otherwise established by the Lender from time to time as its prime commercial rate as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be the Lender’s best or lowest rate), (b) the sum of (i) the rate determined by the Lender to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Lender at approximately 10:00 a.m. (Eastern time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Lender for sale to the Lender at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount for which such rate is being determined, plus (ii) 1/2 of 1%, and (c) the LIBOR Quoted Rate for such day plus 1.00%.  As used herein, the term “LIBOR Quoted Rate” means, for any day, the rate per annum equal to the quotient of (i) the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a one-month interest period which appears on the LIBOR01 Page as of 11:00 a.m. (London, England time) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) divided by (ii) one (1) minus the Reserve Percentage.

“Business Day” means any day other than a Saturday or Sunday on which the Lender is not authorized or required to close in Cincinnati , Ohio and, when used with respect to LIBOR Portions, a day on which the Lender is also dealing in United States Dollar deposits in London, England and Nassau, Bahamas.

“Interest Period” means, with respect to any LIBOR Portion, the period commencing on, as the case may be, the creation, continuation or conversion date with respect to such LIBOR Portion and ending one month thereafter; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)           if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless in the case of an Interest Period for a LIBOR Portion the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day; and

(ii)           the interest rate to be applicable to each LIBOR Portion for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof.

For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

              5.(a) Change of Law.  Notwithstanding any other provisions hereof, if at any time the Lender shall determine that any change in applicable laws, treaties or regulations or in the interpretation thereof makes it unlawful for the Lender to create or continue to maintain any LIBOR Portion, it shall promptly so notify the Borrower and at the Lender’s option it may demand repayment of the Advances or only the affected LIBOR Portion and, even absent such demand, no LIBOR Portion shall be created, continued or maintained after the date of such determination until it is no longer unlawful for the Lender to create, continue or maintain such LIBOR Portion.  Upon such a demand by the Lender for payment, the Borrower shall thereupon pay the outstanding principal amount of the Advances so demanded, together with all interest accrued thereon and all other amounts payable to the Lender with respect thereto under this Agreement (including without limitation any amount due the Lender under the funding indemnity section below); provided, however, that unless the Lender makes demand for repayment of the Advances in full, the Borrower may elect to convert the principal amount of the affected LIBOR Portion into the Base Rate Portion, subject to the terms and conditions hereof (including, without limitation, the payment of interest and other amounts payable to the Lender hereunder).

              (b)Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, Adjusted LIBOR.  Notwithstanding any other provision hereof, if the Lender shall determine prior to the commencement of any Interest Period that deposits in the amount of any LIBOR Portion scheduled to be outstanding during such Interest Period are not readily available to the Lender in the relevant market or, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining Adjusted LIBOR or that LIBOR as determined hereby will not adequately and fairly reflect the cost to the Lender of funding any LIBOR Portion for such Interest Period or that the making or funding of LIBOR Portions has become impracticable, then the Lender shall promptly give notice thereof to the Borrower and at the Lender’s option it may demand repayment of the Advances or only the affected LIBOR Portion and, even absent such demand, no LIBOR Portion shall be created, continued or effected by conversion, as the case may be, in such amount and for such Interest Period until deposits in such amount and for the Interest Period selected by the Borrower shall again be readily available to the Lender in the relevant market and adequate and reasonable means exist for ascertaining Adjusted LIBOR.

              (c)Taxes and Increased Costs. With respect to any LIBOR Portion, if the Lender shall determine that any change in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over the Lender or its lending branch or the LIBOR Portions contemplated hereby (whether or not having the force of law), shall: (i) impose, increase, or deem applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, the Lender which is not in any instance already accounted for in computing the interest rate applicable to such LIBOR Portion; (ii) subject the Lender, this Agreement or any LIBOR Portion to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement or any LIBOR Portion, except such taxes as may be measured by the overall net income or gross receipts of the Lender or its lending branches and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which the Lender’s principal executive office or its lending branch is located; (iii) change the basis of taxation of payments of principal and interest due from the Borrower to the Lender hereunder (other than by a change in taxation of the overall net income or gross receipts of the Lender); or (iv) impose on the Lender any penalty with respect to the foregoing or any other condition regarding this Agreement or any LIBOR Portion, and the Lender shall determine that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to the Lender of creating or maintaining any LIBOR Portion hereunder or to reduce the amount of principal or interest received or receivable by the Lender (without benefit of, or credit for, any prorations, exemption, credits or other offsets available under any such laws, treaties, regulations, guidelines or interpretations thereof), then the Borrower shall pay on demand (which need not but may at the Lender’s option be combined with a demand for repayment of the Advances) to the Lender from time to time as specified by the Lender such additional amounts as the Lender shall reasonably determine are sufficient to compensate and indemnify it for such increased cost or reduced amount.  If the Lender makes such a claim for compensation, it shall provide to the Borrower a certificate setting forth the computation of the increased cost or reduced amount as a result of any event mentioned herein in reasonable detail and such certificate shall be conclusive and binding for all purposes, absent manifest error.

              6.The Borrower will make each payment (whether in respect of principal, interest or otherwise) payable by it hereunder, irrespective of any right of counterclaim or set-off, and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions, and conditions of any nature imposed by any government or any political subdivision or taxing authority thereof (but excluding any taxes imposed on or measured by the net income of the Lender) not later than 2:00 P.M. (Eastern time) on the day when due in U.S. dollars in immediately available funds  to the Lender at 201 East Kennedy Blvd., Suite 1600, Tampa, Florida  33602 (or such other location specified by the Lender to the Borrower) in same day funds.  The Borrower hereby authorizes the Lender, if and to the extent payment owed to the Lender is not made when due hereunder, to charge from time to time against any or all of the Borrower’s accounts with the Lender or any of the Lender’s affiliates any amount so due.  All computations of interest will be made by the Lender on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.  Each determination by the Lender of an interest rate hereunder will be conclusive and binding for all purposes, absent manifest error.  Whenever any payment hereunder is stated to be due on a day other than a Business Day, such payment will be made on the next succeeding Business Day, and such extension of time will in such case be included in the computation of payment of interest.

              7.This Agreement will become effective on and as of the first date (the “Effective Date”) on which the Lender has received the following, each in form and substance satisfactory to the Lender: (i) a counterpart of this Agreement duly executed by the Lender and the Borrower; (ii) the Note duly executed by the Borrower, (iii) certified copies of the resolutions of the Borrower’s Board of Directors approving this Agreement, and of all other documents, including articles of incorporation certified by the appropriate governmental authority and bylaws, evidencing necessary corporate action and governmental and other third party approvals, if any, with respect to this Agreement; and (iv) a certificate of the Borrower’s Secretary or Assistant Secretary certifying the names and true signatures of the Borrower’s officers authorized to sign this Agreement and the other documents to be delivered hereunder and to request Advances hereunder (“Designated Officers”).

              8. Each request by the Borrower for an Advance and the acceptance by the Borrower of the proceeds of such Advance will constitute a representation and warranty by the Borrower that on the date of such Advance the representations and warranties contained in Section 9 are correct on and as of the date of such Advance, before and after giving effect to such Advance and to the application of the proceeds therefrom, as though made on and as of such date (other than any such representations or warranties that, by their terms, refer to a date other than the date of such Advance).  In addition, the Borrower agrees to deliver to the Lender such other documents and other information reasonably requested by the Lender in connection with an Advance requested by the Borrower.

              9.The Borrower represents and warrants as follows:

(a)           It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(b)          The execution, delivery and performance by the Borrower of this Agreement, and the consummation of the transactions contemplated hereby, are within the Borrower’s corporate powers and authority, have been duly authorized by all necessary corporate action, and do not contravene (i) its charter or by-laws or (ii) any law or any contractual restriction binding on or affecting it.

(c)           No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Agreement.

(d)          This Agreement has been duly executed and delivered by the Borrower, and is its legal, valid and binding obligation enforceable against the Borrower in accordance with its terms.

(e)          The consolidated balance sheet of the Borrower and its subsidiaries as at September 30, 2010, and the related consolidated statements of income and cash flow of the Borrower and its subsidiaries for the fiscal year then ended, accompanied by an opinion of the Borrower’s independent certified public accountants, fairly present the consolidated financial condition of the Borrower and its subsidiaries as at such date and the consolidated results of operations of the Borrower and its subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied.

(f)            Except as set forth in Borrower’s reports filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the “34 Act Reports”), since September 30, 2010, there has been no material adverse change in the business, operations, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries taken as a whole.

(g)           Except as set forth in the Borrower’s Act 34 Reports, there is no pending or threatened action, suit, investigation, litigation or proceeding affecting the Borrower or its subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries taken as a whole, the Lender’s rights and remedies under this Agreement, or the Borrower’s ability to perform its obligations under this Agreement, or (ii) purports to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

(h)          The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(i)            No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of the Borrower to the Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to any projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

(j)No proceeds of any Advance will be used to purchase or carry any margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock.

              10.The Borrower shall maintain a standard system of accounting in accordance with generally accepted accounting principles and shall furnish to the Lender and its duly authorized representatives such information respecting the Borrower’s business and financial condition as the Lender may reasonably request; and without any request, the Borrower shall furnish to the Lender:  (a) as soon as available, and in any event within 25 days after the last day of each month, a copy of Raymond James & Associates, Inc.’s Financial and Operational Combined Uniform Single Report for such month, as required by the U.S. Securities and Exchange Commission, (b) as soon as available, and in any event within 45 days after the last day of the first three fiscal quarters of the Borrower, a copy of the Borrower’s balance sheet as of the last day of such quarter and the Borrower’s statements of income, retained earnings, and cash flows for the fiscal quarter then ended, each in reasonable detail, prepared by the Borrower in accordance with generally accepted accounting principles, (c) as soon as available, and in any event within 120 days after the last day of each fiscal year of the Borrower, a copy of the Borrower’s balance sheet as of the last day of such year and the Borrower’s statements of income, retained earnings, and cash flows for the fiscal year then ended, each in reasonable detail, prepared by the Borrower in accordance with generally accepted accounting principles and accompanied by an unqualified audit report on such financial statements prepared by the Borrower’s independent public accountants, (d) at the time of the delivery of the reports required pursuant to the foregoing clauses (b) and (c), a certificate from the Borrower’s Chief Financial Officer (or another officer of the Borrower acceptable to the Lender) certifying that the Borrower is in compliance with Section 24, and (e) promptly after knowledge thereof shall have come to the actual knowledge of the Borrower, written notice of any threatened or pending litigation or governmental or arbitration proceeding or labor action against the Borrower which, if adversely determined, would materially and adversely effect the Borrower’s condition (financial or otherwise) or operations.

              11.The Lender may terminate the availability of additional Advances under this Agreement On Demand.  The Lender reserves the right at any time without notice to refuse any Advance request or any request for a LIBOR Rate Portion even though the Borrower has complied with all of the terms of this Agreement.  No termination under this Section shall affect the Lender’s rights or the Borrower’s obligations regarding payment or default under this Agreement.  Such termination shall not affect the Borrower’s obligation to pay all Advances and the interest accrued through the date of final payment.  The Lender agrees to notify the Borrower of any amendment or modification made by the Lender pursuant to Section 17, provided that neither the Lender’s agreement to so notify the Borrower, nor the Lender’s failure to so notify the Borrower, will affect the uncommitted, demand nature of this Agreement.

              12. All notices and other communications provided for hereunder will be in writing (including fax or e-mail communication) and mailed, faxed, e-mailed or delivered, if to the Borrower, at its address at Raymond James Financial, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention:  Treasury Department/Cash Management (fax number: 727-567-8986) (e-mail c/o: Ron.Whitaker@RaymondJames.com); if to the Lender, at its address at 201 East Kennedy Blvd., Suite 1600, Tampa, Florida  33602, Attention: John Marian (fax number 813-306-2531) (e-mail: john.marian@53.com); or, as to either party, at such other address as is designated by such party in a written notice to the other party.  Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received.  Notices sent by facsimile shall be deemed to have been given when received (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

              13.The Borrower shall pay to the Lender the principal balance of outstanding Advances together with any accrued interest On Demand.  The Lender can demand payment in full of the Advances at any time in its sole discretion even if the Borrower has complied with all of the terms of this Agreement.  No failure on the Lender’s part to exercise, and no delay in exercising, any right hereunder will operate as a waiver thereof; nor will any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

              14.        (a)  The Borrower agrees to pay On Demand all of the Lender’s out-of-pocket costs and expenses (including without limitation, reasonable counsel fees and expenses) in connection with the preparation, execution, delivery, administration, modification, amendment and enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement.

(b)  The Borrower will indemnify and hold harmless the Lender, its affiliates and each of its and their respective officers, directors, employees, agents, advisors and representatives (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including without limitation, fees and disbursements of counsel), that may be incurred by or asserted or awarded against any Indemnified Party (including without limitation, in connection with any investigation, litigation or proceeding, or the preparation of a defense in connection therewith), in each case arising out of or in connection with this Agreement, any of the transactions contemplated hereby or any actual or proposed use of the proceeds of the Advances, except to the extent such claim, damage, loss, liability or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party's gross negligence or willful misconduct.  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section applies, such indemnity will be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its directors, security holders or creditors, an Indemnified Party or any other person, or any Indemnified Party is otherwise a party thereto, and whether or not the transactions contemplated hereby are consummated.

                   (c)No Indemnified Party will have any liability (whether in contract, tort or otherwise) to the Borrower or any of its security holders or creditors for or in connection with the transactions contemplated hereby, except for direct damages (as opposed to special, indirect, consequential or punitive damages (including without limitation, any loss of profits, business or anticipated savings)) determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

              15.In the event the Lender shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or contracted to be acquired by the Lender to fund or maintain any LIBOR Portion or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to the Lender) as a result of:

(i)      any payment of a LIBOR Portion on a date other than the last day of the then applicable Interest Period for any reason, whether before or after default, and whether or not such payment is required by any provisions of this Agreement; or

(ii)any failure by the Borrower to create, borrow, continue or effect by conversion a LIBOR Portion on the date specified in a notice given pursuant to this Agreement;

then the Borrower shall pay to the Lender upon its demand (which need not but may at the Lender’s option be combined with a demand for repayment of the Advances) such amount as will reimburse the Lender for such loss, cost or expense.  If the Lender requests compensation under this Section, it shall provide to the Borrower a certificate setting forth the computation of the loss, cost or expense giving rise to the request for compensation in reasonable detail and such certificate shall be conclusive and binding for all purposes absent manifest error.

16.     This Agreement is binding upon and will inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower will not have the right to assign its rights or obligations hereunder or any interest herein without the Lender’s prior written consent.  The Lender may, with the written consent of the Borrower (which consent will not be unreasonably withheld), assign to one or more persons all or a portion of its rights and obligations under this Agreement, provided that the consent of the Borrower will not be required in connection with an assignment to an affiliate of the Lender.  Notwithstanding any other provisions set forth in this Agreement, the Lender may at any time create a security interest in all or any portion of the Lender’s rights under this Agreement, including without limitation, in favor of any Federal Reserve Bank.

              17.This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York (including Section 5-1401 of the General Obligations Law of New York), without regard to conflicts of laws principles that would require application of another law.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement.  The Borrower waives presentment and notice of dishonor.  This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.  No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender; provided that, the Lender may amend or modify the terms and conditions of this Agreement at any time without prior notice to the Borrower and without the Borrower’s consent, but no such amendment or modification will affect the Borrower’s obligations with respect to Advances outstanding at the time of such amendment or modification.  If any part of this Agreement is unenforceable, that will not make any other part unenforceable.

              18.The Borrower irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any New York State or Federal court located in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement, (ii) accepts for itself and in respect of its property the jurisdiction of such courts, (iii) waives any objection to the laying of venue of any such suit, action or proceeding brought in any such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum and (iv) consents to the service of any process, summons, notice or document in any such suit, action or proceeding by registered mail addressed to the Borrower at its address specified in Section 12.  A final judgment in any such suit, action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing herein will affect the right of the Lender to serve legal process in any other manner permitted by law or affect the Lender’s right to bring any suit, action or proceeding against the Borrower or its property in the courts of other jurisdictions.  To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower irrevocably waives such immunity in respect of its obligations under this Agreement.

              19.If a payment has not been made by the Borrower when due hereunder, the Lender and each of its affiliates is authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Lender or any of its affiliates to or for the Borrower’s credit or account against any and all of the Borrower’s obligations now or hereafter existing under this Agreement, irrespective of whether the Lender has made demand under this Agreement and although such obligations may be unmatured.  The Lender’s rights under this Section are in addition to other rights and remedies (including without limitation, other rights of set-off) which the Lender may have.

              20.Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, the Advances or the Lender’s actions in the negotiation, administration, performance or enforcement hereof or thereof.

              21.The status of all Advances as constituting part of the Base Rate Portion or a LIBOR Portion, and, in the case of any LIBOR Portion, the rates of interest and Interest Periods applicable to such Portions shall be recorded by the Lender on its books and records or, at its option in any instance, endorsed on a schedule to the Note and the unpaid principal balance and status, rates and Interest Periods so recorded or endorsed by the Lender shall be prima facie evidence in any court or other proceeding brought to enforce the Note and the principal amount of Advances remaining unpaid thereon, the status of the Advances evidenced by the Note, and the interest rates and Interest Periods applicable thereto; provided that the failure of the Lender to record any of the foregoing shall not limit or otherwise affect the obligation of the Borrower to repay the principal balance of the Advances together with accrued interest thereon.  Prior to any negotiation of the Note, the Lender shall record on a schedule hereto the status of all amounts evidenced thereby as constituting part of the Base Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the rates of interest and the Interest Periods applicable thereto.

              22.All indemnities and other provisions relative to reimbursement to the Lender of amounts sufficient to protect the yield of the Lender with respect to the Advances, including, but not limited to, Sections 5 and 15 hereof, shall survive the termination of this Agreement and the payment of the Advances.

              23.The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Act.

              24.The Borrower agrees that it shall not at any time have uncommitted borrowing arrangements with more than four banks and that it shall not cause the total borrowings under such uncommitted credit facilities to exceed $250 million.

[Signature Page to Follow]

In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Raymond James Financial, Inc.

By:  /s/ Jeffrey P. Julien
Name: Jeffrey P. Julien
Title:   Executive Vice President, Finance and
            Chief Financial Officer

Fifth Third Bank, an Ohio banking corporation

By:  /s/ Joseph A. Wemhoff
Name:  Joseph A. Wemhoff
Title:    Vice President

Exhibit A

Promissory Note

$50,000,000.00                                                                                                                                                                     September September 27, 2011

On Demand, for value received, the undersigned, Raymond James Financial, Inc., a Florida corporation, promises to pay to the order of Fifth Third Bank, an Ohio banking corporation (the “Lender”) at its offices at 201 East Kennedy Blvd., Suite 1600, Tampa, Florida  33602 (or at such other place as the Lender may specify), the principal sum of Fifty Million and 00/100 Dollars ($50,000,000.00) or, if less, the amount outstanding under the Uncommitted Line of Credit Agreement referred to below together with interest payable at the times and at the rates and in the manner set forth in the Uncommitted Line of Credit Agreement referred to below.

This Note evidences borrowings by the undersigned under that certain Uncommitted Line of Credit Agreement dated as of September 27, 2011, between the undersigned and the Lender; and this Note and the holder hereof are entitled to all the benefits provided for under the Uncommitted Line of Credit Agreement, to which reference is hereby made for a statement thereof.  The undersigned hereby waives presentment and notice of dishonor.  The undersigned agrees to pay to the holder hereof all expenses incurred or paid by such holder, including reasonable attorneys’ fees and court costs, in connection with the collection of this Note.  It is agreed that this Note and the rights and remedies of the holder hereof shall be construed in accordance with and governed by the laws of the State of New York (including Section 5-1401 of the General Obligations Law of New York), without regard to the conflicts of laws principles that would require application of another law.

Raymond James Financial, Inc.

By:
Name: Jeffrey P. Julien
Title:   Executive Vice President, Finance and
            Chief Financial Officer